Exhibit 24.2

FURTHER RESOLVED, that each officer and director of the Company who may be required to execute any 2021 Shelf Registration Statement hereby is authorized to execute a power of attorney nominating, constituting and appointing William H. Rogers, Jr., Daryl N. Bible and Ellen M. Fitzsimmons, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities, to execute such 2021 Shelf Registration Statement, and any and all amendments thereto, including all post-effective amendments, in connection with the registration under the 1933 Act of any and all securities to be issued pursuant to such 2021 Shelf Registration Statement.

THIS IS TO CERTIFY that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of Truist Financial Corporation on the 26th day of October, 2021.

By:	/s/ Katrina D. Ramey
Katrina D. Ramey
Assistant Corporation Secretary